EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is entered into as of November 16, 2006, (the "Effective Date") by and between Vitesse Semiconductor Corporation, a Delaware corporation ("Vitesse") and Richard C. Yonker (the "Executive").

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Vitesse and Executive hereby agree as follows:

1.  POSITION AND COMPENSATION

It is hereby agreed that Executive shall be employed by Vitesse. At the meeting of the Executive Committee of the Board of Directors of Vitesse in December 2006, the Executive Committee is expected to appoint Executive to the position of Senior Vice President, Finance and Chief Financial Officer. If Executive is not appointed to that position, Executive can terminate this Agreement immediately with no further obligation of either party under this Agreement. Executive shall be employed at a base salary of $275,000 per year. Vitesse and Executive further agree that Executive's base salary shall be reviewed not less than once per year from the Effective Date of this Agreement. Changes in Executive's compensation shall be recorded in a Compensation Adjustment form signed and dated by Vitesse and Executive.

Upon joining Vitesse as a full-time employee, Executive shall receive a one-time signing bonus in the amount of $25,000.

During Executive’s first year of employment, Executive shall be eligible to receive additional bonus payments of up to $100,000, payable in three installments of $33,333 each, when and as any of the following three events occur: a) the vacancies in Vitesse’s accounting and finance organization agreed to by Executive and the Chief Executive Officer of Vitesse are filled by persons satisfactory to the Chief Executive Officer of Vitesse; b) Vitesse is current in its filings under the Securities Exchange Act of 1934; and c) Vitesse’s common stock is re-listed on the Nasdaq Global Market.

Following Executive’s first year of employment, he shall become eligible to participate in Vitesse's bonus plan for senior executives as from time to time in effect.

2.  EMPLOYEE STOCK INCENTIVE PLAN

Executive shall be eligible to receive options under the Vitesse Semiconductor Corporation 2001 Stock Incentive Plan ("SIP") as determined by the Compensation Committee of the Board of Directors of Vitesse (the "Board") and consistent with his position as Chief Financial Officer. Vitesse and Executive further agree that Executive's stock option position shall be reviewed not less than once per year from the Effective Date of this Agreement.

Promptly following commencement of employment with the Company, Executive will receive an initial grant of an option to purchase 300,000 shares of the common stock of the Company. Such option shall be an Incentive Stock Option to the extent permitted by law, and the shares subject to such option shall vest over a four-year period, with the first one-quarter of the shares vesting upon the first anniversary of Executive’s employment, and the remainder vesting in three equal annual installments during the subsequent three years of Executive’s employment. The exercise price of Executive’s option grant will be equal to the fair market value as determined by the Vitesse Board of Directors on the date of grant. At Executive’s election, Executive may immediately exercise all of Executive’s options under a Section 83b Election, subject to a right of repurchase in favor of the Company; and such right of repurchase will expire in accordance with the stated vesting schedule.

Acceleration of Vesting: In the event of a Change of Control (as defined below) of the Company (or its successor) and any involuntary termination other than For Cause (as defined below) or Constructive Termination (as defined below) of Executive’s employment within one year of such Change of Control, then, Executive’s shares subject to all outstanding options which Executive has been granted prior to any such Change of Control shall be accelerated and shall immediately become vested as though all options were vesting over four years in 48 (forty-eight) equal monthly amounts, and as though Executive had completed an additional two (2) years of service with Vitesse, and shall be exercisable for an additional 90 days. “Constructive Termination” shall mean Executive’s resignation following: (a) a material reduction of Executive’s overall compensation and benefits; provided that the substitution of substantially equivalent compensation and benefits shall not be deemed a reduction of Executive’s compensation and benefits; (b) Vitesse's requirement that Executive perform his principal employment duties at an office that is more than twenty (20) miles from Camarillo, California; or (c) after, or in connection with, a Change of Control, unless consented to in writing by Executive, any material reduction in Executive’s overall responsibility as measured against the business of the Company prior to a Change of Control (and not against the overall business of the combined or surviving company resulting from a Change of Control).

3.  BENEFITS

Employment benefits shall be provided to Executive in accordance with the programs of Vitesse then available to its senior executives, as amended from time to time.

4.  VACATION

Executive shall be entitled to three weeks of paid vacation per year. Unused vacation time may be carried forward only to the extent consistent with Vitesse's then current policy with respect to vacation time.

5.  TERMINATION OF EMPLOYMENT

Vitesse and Executive understand and agree that Executive's employment may be terminated under the circumstances and in accordance with the terms set forth below:

A.	By mutual agreement at any time with or without notice; provided that such agreement must be stated in writing and signed and dated by Executive and an authorized agent of Vitesse.

B.

By either Vitesse or Executive upon sixty (60) days written notice delivered to the other party; provided, however, that Vitesse may at its sole discretion elect to provide sixty (60) days pay to Executive in lieu of notice.

C.

By Vitesse For Cause. A termination of employment "For Cause" is defined as termination by reason of (i) Executive's conviction of a felony or plea of guilty or nolo contendere to a felony; (ii) Executive's intentional failure or refusal to perform his employment duties and responsibilities; (iii) Executive's intentional misconduct that injures Vitesse's business; (iv) Executive's intentional violation of any other material provision of this Agreement or Vitesse's code of business conduct and ethics; or (v) as provided in Section 8 of this Agreement. Executive's inability to perform his duties because of death or disability shall not constitute a basis for Vitesse's termination of Executive's employment For Cause. Notwithstanding the foregoing, Executive's employment shall not be subject to termination For Cause without Vitesse's delivery to Executive of a written notice of intention to terminate. Such notice must describe the reasons for the proposed employment termination For Cause, and must be delivered to Executive at least fifteen (15) days prior to the proposed termination date ("the Notice Period"). Executive shall be provided an opportunity within the Notice Period to cure any such breach (if curable) giving rise to the proposed termination, and shall be provided an opportunity to be heard before the Board. Thereafter, the Board shall deliver to Executive a written notice of termination after the expiration of the Notice Period stating that a majority of the members of the Board have found that Executive engaged in the conduct described in this Paragraph 5.C.

D.

Vitesse may terminate Executive's employment immediately upon his death or upon Vitesse's provision to Executive of not less than fifteen (15) days written notice to Executive that Vitesse has determined that Executive is unable to continue to perform his job duties due to Disability. "Disability" means a physical or mental impairment of Executive as certified in a written statement from a licensed physician selected or approved by the Board that renders Executive unable to perform his duties under this Agreement (after reasonable accommodation, if necessary, by Vitesse that does not impose an undue hardship on Vitesse) for one hundred and fifty (150) consecutive days or for at least two hundred and ten (210) days (regardless of whether such days are consecutive) during any period of three hundred sixty-five (365) consecutive days. In conjunction with determining the existence of a Disability, Executive consents to any reasonable medical examinations (at Vitesse's expense) that the Board determines are relevant to a determination of Executive's Disability, and agrees that Vitesse is entitled to receive the written results of such examinations. Executive agrees to waive any applicable physician-patient privilege which may arise with respect to such examinations.

6.  SEVERANCE PAY

If employment is terminated by mutual agreement, by Vitesse For Cause, or by Executive upon sixty (60) days notice of intent to terminate employment for other than Good Reason (as defined below), Executive shall receive his base salary and any vested bonus prorated through his final day of employment, but shall not be eligible to receive any Severance Pay (as defined below).

If employment is terminated by Vitesse upon sixty (60) days notice of intent to terminate employment or pay in lieu of notice other than For Cause, or by Executive upon sixty (60) days notice of intent to terminate employment for Good Reason, Executive shall receive his base salary and any vested bonus prorated through his final day of employment and Severance Pay.

If employment is terminated because of Executive's Disability, Executive shall receive his base salary and any vested bonus prorated through his final day of receipt of base salary, but shall not be entitled to any Severance Pay.

If employment is terminated because of Executive's death, Executive's estate shall receive Executive's base salary and any vested bonus prorated until the date of death, but shall not be entitled to any Severance Pay.

"Good Reason" means, without Executive's written consent, the occurrence of any of the following actions unless the action is fully corrected (if possible) within fifteen (15) days after Vitesse receives written notice of the action from Executive: (a) Vitesse's reduction in Executive's base salary; (b) Vitesse's failure to pay Executive any amount that is expressly required to be paid under this Agreement; (c) Vitesse's material and adverse reduction of the nature of Executive's duties and responsibilities, disregarding mere changes in title; (d) Vitesse's requirement that Executive perform his principal employment duties at an office that is more than twenty (20) miles from Camarillo, California; or, (e) a Change of Control of Vitesse (as defined below).

"Change Of Control" means each occurrence of any of the following:

(a)

the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), of beneficial ownership of more than 51% of the aggregate outstanding voting power of the capital stock of Vitesse;

(b) (i)

Vitesse consolidates with or merges into another entity and is not the surviving entity or conveys, transfers or leases all or substantially all of its property and assets to another person, or (ii) any entity consolidates with or merges into Vitesse in a transaction pursuant to which the outstanding voting capital stock of Vitesse is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which no person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) has, directly or indirectly, acquired beneficial ownership of more than 51% of the aggregate outstanding voting capital stock of Vitesse; or

(c)	approval by Vitesse's shareholders of the complete liquidation or dissolution of Vitesse.

"Severance Pay" means twelve (12) months of Executive's base salary (at the amount before any proposed reduction) payable in a lump sum on the date of termination of employment.

7.  EMPLOYMENT DUTIES

Executive will report to Vitesse's Chief Executive Officer and shall perform all duties assigned to him by the Chief Executive Officer. Executive's duties may be conveyed to him through a job description, or through other written or verbal instructions from Vitesse's Chief Executive Officer. Executive's duties are expected to involve travel from time to time to various locations and events, and are expected to involve significant unpaid overtime.

8.  COMPLIANCE WITH VITESSE POLICIES AND PROCEDURES

As a member of Vitesse management, Executive will be expected to comply with all provisions of the Vitesse Policies and Procedures Manual and Employee Handbook, as amended from time to time. Executive acknowledges, by signature on this Agreement, that failure to comply with and ensure enforcement of Vitesse's policies and procedures and all federal/state laws relating to business operations may result in immediate termination of employment For Cause.

9.  CONFLICT OF INTEREST

Executive acknowledges that his position is a full-time position and agrees to devote his entire productive time, ability and attention to Vitesse's business. Executive further agrees that while employed by Vitesse, he will not directly or indirectly engage in outside employment, consulting or other business activities unless he has obtained written consent from the Vitesse Board.

10.  NO SOLICITATION OF CUSTOMERS

Executive promises and agrees that during the term of this Agreement and for a period of two (2) years thereafter, Executive will not, directly or indirectly, individually or as a consultant to, or as an employee, officer, stockholder, director or other owner or participant in any business, influence or attempt to influence customers, vendors, suppliers, joint venturers, associates, consultants, agents, or partners of Vitesse, either directly or indirectly, to divert their business away from Vitesse, to any individual, partnership, firm, corporation or other entity then in competition with the business of Vitesse, and he will not otherwise materially interfere with any business relationship of Vitesse.

11.  SOLICITATION OF EMPLOYEES

Executive promises and agrees that during the term of this Agreement and for a period of two (2) years thereafter, Executive will not, directly or indirectly, individually or as a consultant to, or as an employee, officer, stockholder, director or other owner of or participant in any business, solicit (or assist in soliciting) any person who is then, or at any time within six (6) months prior thereto was, an employee of Vitesse who earned annually $25,000 or more as an employee of Vitesse during the last six (6) months of his or her own employment to work for (as an employee, consultant or otherwise) any business, individual, partnership, firm, corporation, or other entity whether or not engaged in competitive business with Vitesse.

12.  ARBITRATION

Any controversy arising out of or relating to Executive's employment, any termination of Executive's employment, this Agreement or because of an alleged breach, default, or misrepresentation in connection with any of the provisions of this Agreement, including (without limitation) any state or federal statutory claims, shall be submitted to final and binding arbitration, to be held in Ventura County, California before a sole neutral arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in this Section 12. The parties agree that in any proceeding with respect to such matters, each party shall bear its own attorney's fees and costs.

13.  TERM

Subject to the provisions of Section 5 of this Agreement, the term of this Agreement shall end on the second anniversary of the date of this Agreement.

14.  PARTIAL INVALIDITY

It is the desire and intent of Vitesse and Executive that the provisions of this Agreement be enforced to the fullest extent permissible under applicable federal, state and municipal laws. Accordingly, if any specific provision or portion of this Agreement are determined to be invalid or unenforceable within the particular jurisdiction in which enforcement is sought, that portion of the Agreement will be considered as deleted for the purposes of adjudication. All other portions of this Agreement will be considered valid and enforceable within that jurisdiction.

15.  ENTIRE AGREEMENT

Vitesse and Executive understand and agree that this Agreement constitutes the full and complete understanding and agreement between them regarding the terms of Executive's employment and supersedes all prior understandings, representations, and agreements with respect to the employment. Vitesse and Executive understand that the Vitesse Semiconductor Corporation 2001 Stock Incentive Plan and the Compensation Adjustment forms (if any) referred to in this Agreement shall be fully incorporated into this Agreement by reference.

16.  EXECUTIVE ACKNOWLEDGEMENT

Executive acknowledges that he has read and understands this Employment Agreement and agrees to the terms and conditions contained herein. Executive agrees that he has had the opportunity to confer with legal counsel of his choosing regarding this Agreement. Executive further acknowledges that this Agreement has not been executed by Executive in reliance upon any representation or promise except those contained herein, and that Vitesse has made no guarantee regarding Executive's employment other than those specified in this Agreement.

"Executive"

Dated November 17, 2006
/s/ RICHARD YONKER
Richard C. Yonker

VITESSE SEMICONDUCTOR CORPORATION,
a Delaware Corporation

Dated November 16, 2006
By /s/ CHRISTOPHER R. GARDNER
Christopher R. Gardner
Chief Executive Officer